UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2017 (April 19, 2017)

mLight Tech, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-169805	27-3436055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1205, 1A Building, Shenzhen Software Industry Base, Xuefu Rd, Nanshan District, Shenzhen, Guangdong Province, China	518005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-755-26412816

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

Note Conversion Agreement

On April 19, 2017, mLight Tech, Inc. (the “Company”) entered into a note conversion Agreement (the “Conversion Agreement”) with three note holders (the “Converters”) to convert their promissory notes(the “Notes”) issued by the Company into the Company’s common stock.

As previously reported in our current report on Form 8-K dated April 5, 2017, on March 31, 2017, the Company issued the Notes to the Converters pursuant to a note transfer agreement, dated March 31, 2017, for an aggregate amount of $133,000, with a 5% annual interest rate (the “Note Transfer Agreement”). A copy of the Note Transfer Agreement is attached hereto as Exhibit 10.4.

Pursuant to the Conversion Agreement, the entire principal amount of the Notes are converted into shares of common stock of the Company, par value $.0001 per share (the “Common Stock”) at a conversion price of $.01 per share (the “Conversion Shares”), for an aggregate number of 13,300,000 shares (the “Note Conversion”). Upon execution of the Conversion Agreement, all the Converters agree to waive their rights to receive the payment of accrued and outstanding interest under the Notes as of the date of the Conversion Agreement.

A form of the Note Conversion Agreement is attached hereto as Exhibit 10.1. The foregoing is only a brief description of the material terms of the Conversion Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Securities Purchase Agreement (Debenture)

On April 19, 2017, the Company entered into a Securities Purchase Agreement (the “Debenture Purchase Agreement”) pursuant to which the Company agrees to issue and sell in a private placement to a non-U.S. person(the “Purchaser”) a series A convertible debenture in an aggregate principal amount of $150,000 (the “Debenture”) with a 8% annual interest convertible into shares of Common Stock, par value $.0001 per share (the “Conversion Share(s)”) at price of $.01 per share to the Purchaser.

The Debenture Purchase Agreement includes customary representations, warranties and covenants by the parties and customary termination provisions including that, subject to the terms of the Debenture Purchase Agreement, the Debenture Purchase Agreement may be terminated prior to closing by mutual written agreement between the Company and the Purchaser.

The foregoing description of the Debenture Purchase Agreement and the Debenture do not purport to be complete and is qualified in its entirety by reference to the full text of the Debenture Purchase Agreement and the Debenture, a copy of each are attached hereto as Exhibit 10.2 and 10.3 respectively and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Note Conversion described in Item 1.01, the Company has agreed to issue 13,300,000 shares of common stock to the Converters upon the conversion of the Notes. The shares of common stock issued to the Converters by the Company are issued pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 and/or Regulation S promulgated thereunder.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Debenture is incorporated by reference into this item 3.02. As described in Item 1.01 of this Current Report on Form 8-K, the Debenture is sold to a non-U.S. investors pursuant to a private placement under Section 4(a)(2) of the Securities Act and Regulation S.

The Conversion Shares, the Debenture, the underlying shares of Common Stock issuable upon conversion of the Debenture, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an appropriate exemption from the registration requirements of the Securities Act.

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Item 8.01. Other Events

On March 31, 2017, the Company moved its principle office to Room 1205, 1A Building, Shenzhen Software Industry Base, Xuefu Rd, Nanshan District, Shenzhen,Guangdong Province, China. The Company’s telephone and fax numbers also changed, phone: 86-755-26412816, fax: 86-755-26410849.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Note Conversion Agreement dated April 18, 2017 by and among mLight Tech, Inc., Elsa Sung, SCI, Inc. and Dahuai Zhang.

10.2	Securities Purchase Agreement dated April 18, 2017 by and between mLight Tech, Inc. and He Cen.

10.3	Series A Convertible Debenture dated April 18, 2017.

10.4	Promissory Note Transfer Agreement, dated March 31, 2017, by and among Adam McDonald, the buyers set forth therein and Ding King Training Institute, Inc., incorporated by reference to the current report on the Form 8-K filed on April 5, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MLight Tech, Inc.

Dated: April 21, 2017	By:	/s/ Huibin Su
	Name:	Huibin Su
	Title:	Chief Executive Officer

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